Exhibit No. EX-99.h.3.B

                           SECOND AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                                 UMB SCOUT FUNDS
                                       AND
                             UMB FUND SERVICES, INC.

                                  NAME OF FUNDS
                                  -------------

UMB Scout Stock Fund
UMB Scout Growth Fund
UMB Scout Mid Cap Fund*
UMB Scout Small Cap Fund
UMB Scout International Fund
UMB Scout Bond Fund
UMB Scout Money Market Fund - Federal Portfolio
UMB Scout Money Market Fund - Prime Portfolio
UMB Scout Tax-Free Money Market Fund

* effective as of October 28, 2006 or, if later, the date the UMB Scout Mid Cap Fund commences operations


      The undersigned, intending to be legally bound, hereby execute this Second Amended and Restated Schedule A to the Administration and Fund Accounting Agreement dated April 1, 2005, and executed by and between UMB Scout Funds and UMB Fund Services, Inc., to be effective as of the 28th day of October, 2006.


UMB FUND SERVICES, INC.                    UMB SCOUT FUNDS


By:                                        By:
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Title:                                     Title:
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